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                                                                       EXHIBIT I


                          REGISTRATION RIGHTS AGREEMENT

     This Agreement dated as of March 26, 1998, is entered into by and between 2d Interactive, Inc., a Delaware corporation (the "Company"), and The Manufacturers Life Insurance Company (U.S.A.), a Michigan corporation (the "Purchaser").

     WHEREAS, the Company and the Purchaser have entered into a Note Purchase Agreement dated the date hereof (the "Purchase Agreement");

     WHEREAS, the Company and the Purchaser desire to provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act of 1933, as amended, as set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "COMMISSION" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

     "COMMON STOCK" means the Common Stock, $.01 par value per share, of the Company.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     "NOTE" means the Secured Convertible Promissory Note of even date herewith in the principal amount of $1,500,000 issued by the Company to Gerlach & Co., as nominee of the Purchaser.



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     "REGISTRATION STATEMENT" means a registration statement filed by the
Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

     "REGISTRATION EXPENSES" means the expenses described in Section 5.

     "REGISTRABLE SHARES" means (i) the shares of Common Stock issued or issuable upon conversion of the Note, or, in the event the Note is converted into shares of convertible preferred stock, the shares of Common Stock issued or issuable upon conversion of such shares of preferred stock, (ii) the shares of Common Stock issued or issuable upon exercise of the Warrant, and (iii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or any sale in any manner to a person or entity which, by virtue of Section 12 of this Agreement, is not entitled to the rights provided by this Agreement. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage and the holder or holders thereof shall include shares of Common Stock issuable upon conversion of the Note, or preferred stock issued pursuant to the Note, and issuable upon exercise of the Warrant even if such conversion or exercise has not yet been effected, and shall be deemed to include the holder or holders of the Note or such shares of convertible preferred stock and the Warrant.



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     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     "STOCKHOLDERS" means the Purchaser and any persons or entities to whom the rights granted under this Agreement are transferred by the Purchaser, its nominee or its successors or assigns pursuant to Section 12 hereof.

     "WARRANT" means the Warrant of even date herewith for the purchase of 26,785 shares of Common Stock issued by the Company to the Purchaser.

     2. REQUIRED REGISTRATIONS.

     (a) At any time after the earlier of June 30, 2002, or 12 months after the closing of a sale of shares of Common Stock in a bona fide firm commitment public offering pursuant to an effective Registration Statement under the Securities Act resulting in at least $10,000,000 of gross proceeds to the Company, a Stockholder or Stockholders holding in the aggregate at least 50% of the voting power of the Registrable Shares may request, in writing, that the Company effect the registration of the Registrable Shares owned by such Stockholder or Stockholders. If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration of all Registrable Shares which the Company has been requested to so register.



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     (b) At any time after the Company becomes eligible to file a Registration
Statement on Form S-3 (or any successor form relating to secondary offerings), a Stockholder or Stockholders holding Registrable Shares may request the Company, in writing, to effect the registration on Form S-3 (or such successor form) of Registrable Shares. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3, or such successor form, of all Registrable Shares which the Company has been requested to register.

     (c) The Company shall not be required to effect more than one registration pursuant to paragraph (a) above and no more than four registrations pursuant to paragraph (b) above.

     (d) If at the time of any request to register Registrable Shares pursuant to this Section 2, the Company is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which the Stockholders may include Registrable Shares pursuant to Section 3 or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be.



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     (e) In connection with any offering under this Section 2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof participate in such underwriting. Further, if in the opinion of the underwriter managing any underwritten offering the registration of all the Registrable Shares sought to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares that the managing underwriter believes may be sold without causing such material adverse effect, and any limitation on participation in the offering will be imposed pro rata with respect to all such Registrable Shares.

     3. INCIDENTAL REGISTRATION.

     (a) Whenever the Company proposes to file a Registration Statement (other than pursuant to Section 2) at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written notice of a Stockholder or Stockholders given within 20 days after the Company provides such notice, the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder to Stockholders or register to be included in such Registration Statement; provided, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3(a) without obligation to any Stockholder.

     (b) In connection with any offering under this Section 3 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof participate in such underwriting. Further, if in the opinion of the managing underwriter the registration of all, or part of, the securities whose holders have a contractual incidental right to include them in the



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Registration Statement and as to which inclusion has been requested pursuant to such right would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration shall participate in the underwriting pro rata based upon their total ownership of Registrable Shares. If any holder would thus be entitled to include more shares that such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares.

     4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

     (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective.

     (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of such time as all such Registrable Shares are sold and the date that is 120 days from the effective date.

     (c) as expeditiously as possible furnish to each selling Stockholder such reasonable number of copies of the prospectus, including a preliminary prospectus, in



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conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and

     (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder; PROVIDED, HOWEVER, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

     If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company will promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholders shall be free to resume making offers of the Registrable Shares.

     5. ALLOCATION OF EXPENSES. The Company will pay all Registration Expenses of a registration under Section 2(a) of this Agreement, up to a maximum of $75,000; provided however, that if a registration under Section 2(a) is withdrawn at the request of the Stockholders requesting such registration (other than as a result of material adverse information concerning the business or financial condition of the Company which is made known to the Stockholders after the date on which such registration was



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requested), and if the requesting Stockholders elect not to have such registration counted as the registration requested under Section 2(a), the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and the fees and expenses of one counsel selected by the selling Stockholders to represent the selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of selling Stockholders' own counsel (other than the counsel selected to represent all selling Stockholders).

     6. INDEMNIFICATION.

          (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the



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Securities Act, any preliminary prospectus or final prospectus contained in the
Registration Statement or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such seller, underwriter and controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

          (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such



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Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Shares sold in connection with such registration.

          (c) Each party entitled to indemnification under this subsection 6(c) (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party


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represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case or (ii) contribution under the Securities Act may be required on the part of any such selling Stockholder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, in each such case, the Company and such Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the proceeds to it


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of all Registrable Shares sold by it pursuant to such Registration Statement and
(B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

     7. INDEMNIFICATION WITH RESPECT TO UNDERWRITTEN OFFERING. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

     8. INFORMATION BY HOLDER. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     9. [Intentionally Omitted.]

     10. RULE 144 REQUIREMENTS. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

          (a) Comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;



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          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) Furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the requirements of such Rule 144 (c) and of the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

     11. TERMINATION OF THIS AGREEMENT. The rights provided to any Stockholder under this Agreement shall terminate, and be of no further force or effect, on the earliest to occur of (a) of the tenth anniversary of the date of this Agreement; (b) the sale of all or substantially all of the assets or business of the Company by merger, sale of assets, sale of securities or otherwise; and (c) the written agreement of holders of at least 50% of the voting power of the Registrable Shares to terminate this Agreement.

     12. TRANSFERS OF RIGHTS. This Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by the Purchaser to any person or entity to which Registrable Shares or the Note, any shares of preferred stock issued upon conversion of the Note, or Warrant are transferred by the Purchaser provided that each assignee agrees in writing to be bound by the provisions of this Agreement; and each such transferee shall be deemed a "Purchaser" for purposes of this Agreement. A



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transferee to whom rights are transferred pursuant to this Section 12 may not again transfer such rights to any other person or entity, other than as provided in this Section.

     13. NOTICES. All notices, requests, consents and other communications under the Agreement shall be in writing and shall be delivered:

     The Manufacturers Life Insurance
     Company (U.S.A.)
     c/o MF Private Capital, Inc.
     73 Tremont Street, Suite 1300
     Boston, MA 02111
     Attention: Stephen Brackett, Managing Director

     with a copy to:

     Peabody & Brown
     101 Federal Street
     Boston, MA  02110
     Telecopier:  (617) 345-1300
     Attention:  Craig D. Mills, Esq.

If to the Company to:

     2d Interactive, Inc.
     186 South Street
     Boston, MA  02111
     Attn:  Lewis Chester

     with a copy to:

     Mintz, Levin, Cohn, Ferris
      Glovsky & Popeo
     One Financial Center
     Boston, MA  02111
     Attention:  Thomas R. Burton, III, Esq.

Notices provided in accordance with this Section 13 shall be deemed delivered if delivered in hand, sent by certified mail, postage prepaid, sent by telecopier or by express courier service, to the appropriate address set forth above, or to such other address as any party shall designate in a written notice to the other parties.



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     14. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     15. AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 50% of the voting power of the Registrable Shares; provided, that this Agreement may be amended with the consent of the holders of less than all Registrable Shares only in a manner which affects all Registrable Shares in the same fashion.

     16. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. HEADINGS. The headings of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

     18. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

     19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.



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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                            COMPANY:

                                            2d INTERACTIVE, INC.


                                            By: /s/ Dominic A. Ianno
                                               ---------------------------------
                                               PRESIDENT

                                            PURCHASER:

                                            THE MANUFACTURERS LIFE INSURANCE
                                            COMPANY (U.S.A.)


                                            By: /s/ Ray Britt
                                               ---------------------------------



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